UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITEIS EXCHANGE ACT OF 1934

                                November 16, 2006
                Date of report (Date of earliest event reported)

                                 ENUCLEUS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        0-14039                                           11-2714721
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

                         7200 NE 41 st Street Suite 201
                               Vancouver, WA 98662
                    (Address of Principal Executive Offices)

                                  360-567-3435
              (Registrant's Telephone Number, Including Area Code)

                Section 1 - Registrant's Business and Operations.

ITEM 5.02 Departure of Directors or Principal Officers, Appointment of Principal Officers.

We urge you to read all documents filed by us with the U.S. Securities and Exchange Commission because they contain important information. You can see and obtain copies of these documents for free at the Commission's web site, www.sec.gov.

ITEM 5.02 Departure of Directors or Principal Officers, Appointment of Principal Officers.

Al Case has resigned as chief executive officer and chairman of the board of the company.
Steve Vogel has resigned as chief financial officer and as a board member. Arnold Kwong has resigned as vice president of business development.
eNucleus director Gus Esposito resigned as a board member.
eNucleus director Ed Skoldberg resigned as a board member.
eNucleus director Ray Pirtle resigned as a board member.

Dhru Desai has been named as chairman of the board for the company.
Randy Edgerton has assumed the office of chief executive officer and named to the board of directors.
John Paulsen has been named to the board of directors.
Ankil Patel has assumed the office of managing director for Asia Pacific and named to the board of directors.
Frank Menon has been named to the board of directors.

ITEM 9.01 Exhibits

Exhibit 99.1 Press Release.

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About eNucleus

eNucleus, Inc. is a Vancouver, Wash. based provider of technology enabled business process outsourcing (BPO) and hosted software (SaaS) solutions. eNucleus provides "back office" support services through its offshore BPO center in Ahmedabad, India, and offers a variety of technology solutions and services in the energy and business support markets. Visit www.eNucleus.com for more information.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2006

ENUCLEUS, INC.

                                                       By: /s/ Randy A. Edgerton
                                                           ---------------------
                                                       Randy A. Edgertonl
                                                       CEO